April 29, 1998

Board of Directors
LMI Aerospace, Inc.
3600 Mueller Road
St. Charles, Missouri  63302

         Re:      Registration Statement on Form S-1 (File No. 333-__________)

Ladies and Gentlemen:

         We  have  acted  as  counsel  for  LMI  Aerospace,   Inc.,  a  Missouri
corporation (the "Company"), in connection with the various legal matters relating to the filing of a Registration Statement on Form S-1, File No. 333-__________ (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 2,645,000 shares of the common stock of the Company, $0.02 par value per share (the "Common Stock") to be sold by the Company to EVEREN Securities, Inc. and George K. Baum & Company, as representatives of the several underwriters, which shares include up to 345,000 shares of Common Stock to be upon exercise of an option granted to the representatives to cover over-allotments, if any.

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Articles of Incorporation, Amende and Restated Bylaws, resolutions adopted by the Board of Directors of the Company relating to such offering and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         Based solely on the foregoing, the undersigned is of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri; and,

         2. The Common Stock being offered by the Company, if sold and issued in the manner described in the Registration Statement, will be validly issued and outstanding and will be fully paid and non-assessable.



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LMI Aerospace, Inc.
April 29, 1998
Page 2

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the issuance of the Common Stock sold.

                                             Very truly yours,

                                             /S/ GALLOP, JOHNSON & NEUMAN, L.C.